UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):       January 3, 2006

PremierWest Bancorp
 (Exact Name of Registrant as specified in its charter)

Oregon	333 - 96209	93-1282171
(State or other	(Commission File Number)	(IRS Employer
jurisdiction		Identification No.)
of incorporation)

503 Airport Road, Medford, Oregon		97501
Address of Principal Executive Office		Zip Code

Registrant's telephone number including area code 541-618-6003

(Former name or former address, if changed since last report) Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

            The Board of Directors of PremierWest Bancorp has adopted a Bonus Program for 2006 in which all 400 plus employees of PremierWest are eligible to participate, including our named executive officers, John Anhorn, Rich Hieb, Tom Anderson and Jim Earley. The amount available for distribution under the 2006 Bonus Program is directly related to the net profits earned in 2006. The actual amount available in the Bonus Program will depend on the amount by which 2006 earnings exceed earnings for 2005. The Board has established a target bonus pool and, if 2006 net profits equal or exceed 2005 net profit, the amount distributable under the Bonus Program could range from a minimum of 50% of the target amount to a maximum of 150% of the target amount. Additionally, the Board established a purely discretionary bonus pool in the amount of $300,000. The persons receiving a bonus and the amount of bonus awarded under the Bonus Program is at the sole discretion of the Board of Directors, although in 2005 approximately 70% of the bonus available was distributed to persons other than the named executive officers.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREMIERWEST BANCORP (Registrant)

Date: January 3, 2006	By: /s/ Tom Anderson
Tom Anderson, Chief Financial Officer